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                                                                    EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 33-20899 of Atlas Insurance Trust of our report dated July 30, 1997 appearing in the Prospectus, which is a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Oakland, California

July 30, 1997